Exhibit 5.2

September 21, 2020

CyrusOne Inc.

CyrusOne LP

CyrusOne Finance Corp.

2850 N. Harwood Street, Suite 2200

Dallas, Texas 75201

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), and CyrusOne Finance Corp., a Maryland corporation (“FinCo” and, together with the Operating Partnership, the “Issuers” and, the Issuers, together with the Company, the “Maryland Notes Parties”), in connection with certain matters of Maryland law arising out of the sale and issuance of $400,000,000 in aggregate principal amount of the Issuers’ 2.150% Senior Notes due 2030 (the “Notes”) and the guarantee by the Company (the “Guarantee”) of the obligations of the Issuers under the Notes, covered by the above-referenced Registration Statement on Form S-3 (Registration No. 333-231203), and all amendments thereto (collectively, the “Registration Statement”), filed by the Company and the Issuers with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Notes and the Guarantee are to be issued pursuant to the Indenture (as defined herein).

In connection with our representation of the Maryland Notes Parties, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.              The Registration Statement, substantially in the form in which it was transmitted to the Commission under the 1933 Act;

2.              The Company’s Prospectus, dated May 3, 2019, that forms a part of the Registration Statement, as supplemented by the Prospectus Supplement, dated September 15, 2020 (the “Prospectus Supplement”), substantially in the form in which it was transmitted to the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.              The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.              The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

CyrusOne Inc., et al.
September 21, 2020

5.              Certificates of the SDAT as to the good standing of each of the Maryland Notes Parties, dated as of a recent date;

6.              The Certificate of Limited Partnership of the Operating Partnership, certified by the SDAT;

7.              The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended by the First Amendment thereto, certified as of the date hereof by an officer of the Company;

8.              The charter of FinCo, certified by the SDAT;

9.              The Bylaws of FinCo, certified as of the date hereof by an officer of FinCo;

10.            Resolutions adopted by the Board of Directors of the Company relating to authorization of (a) the sale and issuance of the Notes and (b) the Guarantee, certified as of the date hereof by an officer of the Company;

11.            Resolutions adopted by the Board of Directors of FinCo relating to the authorization of the sale and issuance of the Notes, certified as of the date hereof by an officer of FinCo;

12.            The Indenture, dated December 5, 2019 (the “Base Indenture”), by and among the Operating Partnership, FinCo and Wells Fargo Bank, N.A., as trustee;

13.            The Fourth Supplemental Indenture relating to the Notes, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Maryland Notes Parties and Wells Fargo Bank, N.A., as trustee (and the Guarantee set forth therein);

14.            A certificate executed by an officer of each of the Company and FinCo, dated as of the date hereof; and

15.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

CyrusOne Inc., et al.
September 21, 2020

In expressing the opinion set forth below, we have assumed the following:

1.              Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.              Each individual executing any of the Documents on behalf of a party (other than the Maryland Notes Parties) is duly authorized to do so.

3.              Each of the parties (other than the Maryland Notes Parties) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.              All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions covered by, and the issuance of, this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.              Each of the Company and FinCo is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.              The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

3.              The Company has the corporate power to enter into and perform its obligations under the Indenture and the Guarantee.

4.              FinCo has the corporate power to enter into and perform its obligations under the Indenture and the Notes.

5.              The Operating Partnership has the limited partnership power to enter into and perform its obligations under the Indenture and the Notes.

CyrusOne Inc., et al.
September 21, 2020

6.              The execution and delivery by each of the Maryland Notes Parties of the Indenture (including the Guarantee set forth therein) have been duly authorized by all necessary corporate, trust or limited partnership action, as applicable, on the part of the Maryland Notes Parties.

7.              The Indenture, including the Guarantee set forth therein, has been duly authorized, executed and, so far as is known to us, delivered by the Maryland Notes Parties.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We note that the Indenture is governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, relating to the Notes (the “Current Report”). Cravath, Swaine & Moore LLP, counsel to the Company, may rely on this opinion in connection with its opinion of even date herewith. We hereby consent to the filing of this opinion as an exhibit to the Current Report, the incorporation by reference of this opinion as an exhibit to the Registration Statement, and to the use of the name of our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP